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                                                                    EXHIBIT 99.1

                                 PeoplePC/Ford
                                Model E Program


Ford Motor Company recently suspended the international roll-out portion of the Ford Model E (Employee Connectivity) Program. The U.S. portion of the program was successfully completed earlier this year.

Following this action, PeoplePC and Ford amended their Model E Program agreement to end their supply relationship for the sale of computers and Internet connectivity. PeoplePC and Ford will continue to work together under the terms of the agreement to provide services and support for the U.S. Model E program and all 160,000 of the Ford employees who are currently PeoplePC members.